Exhibit 99.1

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

ASSET PURCHASE AND CONTRIBUTION AGREEMENT

October 1, 2025

THIS PURCHASE AND CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the date first written above, by and between Avalanche (BVI), Inc., a company incorporated in the British Virgin Islands (“Avalanche BVI”), Avalanche Cayman, a Cayman Islands exempted company (“Avalanche Cayman” and together with Avalanche BVI, the “Foundation”), Dragonfly Digital Management, LLC, a Delaware limited liability company (“Sponsor”), Avalanche Treasury Company LLC, a Delaware limited liability company (the “Vehicle”) and Avalanche Treasury Corporation, a Delaware corporation (“Pubco”). The Foundation, the Sponsor and the Vehicle are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Sponsor intends to publicly list the Vehicle or a newly established company (“Pubco”) that will enter into a business combination agreement with the Vehicle, by way of a business combination with an existing special purpose acquisition company (de-SPAC) for the purposes of: (i) holding and managing AVAX tokens (the “Tokens”), (ii) offering equity investors public market exposure to the long-term value of the Avalanche ecosystem, (iii) supporting the visibility and liquidity of ecosystem tokens in regulated capital markets, and (iv) promoting, through long-term governance and capital deployment, the development and adoption of the Avalanche ecosystem (the “Transaction”);

WHEREAS, the Parties intend to enter into this Agreement and the Token Sale Agreement (as defined below) to effect the sale and/or contribution of Tokens by each of Avalanche BVI, Avalanche Cayman and the Contributors (as defined below), as applicable, to the Vehicle; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties hereby agree as follows:

Article I
contributions

Section 1.1 Foundation Token Sale. Subject to the terms and conditions of this Agreement, the Foundation hereby sells, conveys, assigns, transfers, and delivers for the benefit of the Vehicle, and the Vehicle purchases and assumes from the Foundation, all of the Foundation’s right, title and interest in and to, a minimum of $200 million of Tokens on a pre-discount basis (the “Foundation Tokens” and their sale, the “Foundation Token Sale”) pursuant to the Token Sale Agreement entered into between the Vehicle and the Foundation on the date hereof (the “Token Sale Agreement”).

Section 1.2 Sponsor Contribution. Subject to the terms and conditions of this Agreement, the Sponsor hereby, directly and/or indirectly through Dragonfly Ventures L.P., Dragonfly Ventures II, L.P., and/or other Sponsor controlled vehicles (the “Contributors”), sells, conveys, assigns, transfers and delivers for the benefit of the Vehicle, and the Vehicle purchases and assumes from the relevant Contributors, all of the Contributors’ rights, titles and interests in and to 1,960,040 Tokens (the “Contributed Tokens”), at a price per Token equal to the Sponsor Token Price free and clear of all liens, claims, encumbrances, charges, security interests, or any restrictions of any kind, but, for the avoidance of doubt, not including the Excluded Assets (the “Sponsor Contributions”). The “Sponsor Token Price” shall be equal to the volume weighted average price (VWAP) of the Tokens denominated in U.S. dollars as calculated from all executed trades on the exchange operated by Binance Holdings Ltd. (or its successor primary spot exchange) over the five-day period ending at 8:00 pm New York City time on September 29, 2025; such VWAP shall be calculated by dividing the sum of the products of each trade’s price and volume by total volume of all trades during the specified thirty-day period. If the Contributors are unable to contribute the total amount of Contributed Tokens on the date hereof due to part or all of the Contributed Tokens being subject to lock-up restrictions, fund regulatory restrictions or consent requirements (the “Restricted Tokens”), the Contributors holding such Restricted Tokens shall sell, convey, assign, transfer and deliver for the benefit of the Vehicle, and the Vehicle shall purchase and assume from the relevant Contributors any such number of Restricted Tokens as soon as commercially practicable after expiration of the relevant lock-up or fund regulatory restrictions, or receipt of the required consent, provided that the consideration to be paid by the Vehicle to the relevant Contributor for such Restricted Tokens pursuant to Section 1.4 below shall be reduced by (i) 15% if the relevant restrictions expire, or the required consent is received, on or before the date that is the one (1) year anniversary of the Token Closing, or (ii) 25% if the relevant restrictions expire, or the required consent is received, after the date that is the one (1) year anniversary of the Token Closing.

Section 1.3 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, in no event shall any Contributor and the Foundation be deemed to sell, transfer, assign, convey or deliver, and each Contributor and the Foundation shall retain all right, title and interest in and to all other properties, rights, interests and other assets of such Contributor or the Foundation that are not Contributed Tokens or Foundation Tokens, as applicable, including the following (collectively, the “Excluded Assets”):

(a) all cash and cash equivalents, all bank accounts, and all deposits or prepaid or deferred charges and expenses that have been prepaid by any Contributor and the Foundation, and any retainers or similar amounts paid to advisors or other professional service providers, in each case in respect of the Contributed Tokens or Foundation Tokens, as applicable;

(b) any Contributor’s and the Foundation’s claims or other rights under this Agreement; and

(c) any claims of any Contributor and the Foundation for any Tax refunds in respect of the Contributed Tokens or Foundation Tokens, as applicable, accrued prior to the Token Closing Date (as defined below) or any recoveries under any insurance policies in respect of the Contributed Tokens or Foundation Tokens, as applicable, that are paid out prior to the Token Closing Date.

Section 1.4 Consideration. Subject to the terms and conditions of this Agreement in consideration for:

(a) the Foundation Tokens, the Vehicle shall pay to the Foundation the consideration set forth in the Token Sale Agreement as and when set out in such Token Sale Agreement and Section 1.8 of this Agreement;

(b) the Sponsor Contribution, at Token Closing, the Vehicle shall issue to the relevant Contributors a number of Vehicle units equal to 5,805,638.

Section 1.5 Contributors and Foundation Representations and Warranties. Without prejudice to the representation and warranties included in the Token Sale Agreement, each Contributor and the Foundation hereby represents and warrants to the Vehicle as follows:

(a) Each Contributor and the Foundation have all rights, title and interest in and to the Contributed Tokens and the Foundation Tokens, respectively;

(b) the Contributed Tokens and the Foundation Tokens are held in a digital wallet or digital wallets, held or operated by or on behalf of a Contributor or the Foundation, as applicable. With respect to a Contributor, such wallets are maintained at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the “Contributor Digital Wallets”). With respect to the Foundation, such wallets are maintained directly by or on behalf of the Foundation (the “Foundation Digital Wallets”). Neither the Contributed Tokens nor the Foundation Tokens or such Contributor Digital Wallets or Foundation Digital Wallets are subject to any liens, encumbrances or other restrictions;

(c) Each Contributor and the Foundation have taken commercially reasonable steps to protect its Contributor Digital Wallets and the Contributed Tokens or its Foundation Digital Wallets and the Foundation Tokens, respectively; and

(d) Each Contributor and the Foundation have the exclusive ability to control such Contributor Digital Wallets or such Foundation Digital Wallets, respectively, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means.

Section 1.6 Vehicle and Pubco Representations and Warranties. Without prejudice to the representation and warranties included in the Token Sale Agreement, the Vehicle and Pubco each hereby represents and warrants to the Foundation that neither the Vehicle, Pubco nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of either the Consideration Shares or the Consideration Warrants (each as described in Exhibit A). Neither the Consideration Shares nor the Consideration Warrants are being offered in a manner involving a public offering under, or in a distribution in violation of, the U.S Securities Act of 1933 or any state securities laws.

Section 1.7 Closing Dates. The delivery of the Tokens contemplated by this Agreement (the “Token Closing”) shall occur on the date hereof. The transactions contemplated by Section 1.8(b) including, for the avoidance of doubt, the delivery of the Consideration Shares by Pubco to Avalanche Cayman shall occur on the same date as the closing of the Transaction (the “BCA Closing”). The date on which the Token Closing occurs is referred to as the “Token Closing Date.” The date on which the BCA Closing occurs is referred to as the “BCA Closing Date.”

Section 1.8 Closing Deliverables.

(a) At Token Closing:

(i) the Vehicle shall deliver (x) to Avalanche BVI, the Cash Consideration (as defined in the Token Sale Agreement) and (y) to each Contributor, the applicable consideration as set forth in Section 1.4(b);

(ii) Sponsor shall effectuate the series of steps, conditions, and actions described in Annex A attached hereto (the “Contribution Process”); and

(iii) the Foundation shall effectuate the series of steps, conditions and actions set forth in the Token Sale Agreement.

(b) At BCA Closing:

(i) Pubco shall deliver to Avalanche Cayman the Consideration Shares (as defined in the Token Sale Agreement), as specified in the Token Sale Agreement;

(ii) Pubco and Avalanche Cayman shall execute a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit B, with respect to the Consideration Shares; and

(iii) Pubco and Avalanche Cayman shall agree to a form of warrant agreement (the “Pubco Warrant Agreement”) which, upon execution by the relevant Parties, shall govern the issuance of any Consideration Warrants after the BCA Closing Date, as further described in Section 2.3 of the Token Sale Agreement.

(c) No later than thirty (45) days after Token Closing, the Foundation and each Contributor shall deliver to the Vehicle Contributor’s tax files sufficient documentation to enable the Vehicle to accurately determine the holding period, tax basis and other relevant tax information in regard to the Foundation Tokens and the Contributed Tokens, as applicable.

Section 1.9 Conditions to Token Closing. The obligation of the Foundation to deliver Foundation Tokens under this Agreement is subject to satisfaction, on or prior to the date hereof, of the following conditions (which may be waived by the Foundation in whole or in part to the extent permitted by applicable Law):

(i) the signing of a definitive agreement (the “Definitive Agreement”) to effectuate the Transaction; and

(ii) the signing of the Token Sale Agreement.

Article II
certain covenants

Section 2.1 Outreach. The Sponsor undertakes to reach out to potential targets, additional advisory board members, co-asset managers and prospective management team members for the Vehicle.

Section 2.2 CEO Identification. The Parties agree that the CEO of the Vehicle will be Bart Smith.

Section 2.3 Feedback on Materials. The Sponsor and the Vehicle agree to ensure that all marketing materials and investment documents relating to the Vehicle, the Avalanche ecosystem, and to the Foundation shall be consistent with the terms and conditions of this Agreement and any and all information made publicly available by the Foundation. The Sponsor shall consider in good faith any comment or observation received from the Foundation on the narrative, marketing, and materials developed by the Sponsor and its bankers in connection with the Transaction, provided that any such comment or observation is provided promptly upon receipt of the relevant materials by the Foundation.

Section 2.4 Exclusivity and Vehicle Right of First Refusal.

(a) For a period of 18 months commencing from the Token Closing Date (the “Covered Period”), the Foundation shall not directly or indirectly, and will direct its directors, officers and employees (collectively, “Representatives”) not to, enter into any binding agreement to enter into a Competing Transaction. “Competing Transaction” means any sale of Tokens to any digital asset treasury vehicle (or a subsidiary or affiliate of any such vehicle) that has taken substantial steps to be listed (including by way of a reverse takeover of, or private investment into, an existing public company or a de-SPAC) on a U.S. national stock exchange with the sole operations or primary business model being dependent on owning Tokens (a “DAT”) or to any vehicle that is intended to be combined with or in the formation of a DAT.

(b) During the Covered Period, in respect of sales of Tokens that are not Competing Transactions, the Vehicle shall have a right of first refusal with respect to any such proposed sale of Tokens in one single transaction or a series of related transactions in each case to a single purchaser or group of affiliated purchasers (other than any sales of Tokens to a bona fide Business Strategic Partner) with an aggregate value to such purchaser or group of affiliated purchasers exceeding $75 million at a price representing a discount greater than 30% (based on the then-current/weighted 30-day trailing market price of the Token) (such proposed sale, the “Offer”). In such event, the Foundation shall furnish a written notice of such Offer (a “ROFR Offer Notice”) to the Vehicle within five (5) days from receipt of the Offer. For the purposes of this Section 2.4(b) “Business Strategic Partner” means any person or entity entering into an arrangement with a Foundation entity to acquire or utilize Tokens in connection with a strategic, business or operational purpose, and, to the best of the such Foundation entity’s knowledge, not to purchase Tokens primarily for investment, capital markets related or market making purposes.

(c) The ROFR Offer Notice shall include: (i) the number of Tokens that are the subject of the Offer (the “ROFR Tokens”); and (ii) the aggregate consideration for the ROFR Tokens (and per-ROFR Token consideration) as offered by or to the buyer (“ROFR Offer Price”). The ROFR Offer Notice may not be withdrawn after it has been given.

(d) The Vehicle shall have ten (10) calendar days following receipt of the ROFR Offer Notice (the “ROFR Period”) to do any of the following, in its sole discretion:

(i) Accept the offer to purchase all, but not less than all, of the ROFR Tokens on the terms set forth in the ROFR Offer Notice by furnishing a written notice to the Foundation (the “ROFR Acceptance Notice”);

(ii) elect not to issue a ROFR Acceptance Notice during such ten (10) calendar days period, in which case it shall be deemed not to have exercised its rights under this Section 2.4;

(iii) reject the offer to purchase all of the ROFR Tokens on the terms set forth in the ROFR Offer Notice (“ROFR Rejection Notice”).

(e) If a ROFR Acceptance Notice is given, within ten (10) calendar days following receipt of the ROFR Acceptance Notice, Avalanche BVI and the Vehicle shall enter into a token sale agreement for the sale of the ROFR Tokens to the Vehicle (the “ROFR Token Sale”) in a form materially similar to the Token Sale Agreement.

(f) If either: (i) a ROFR Rejection Notice is given in respect of the ROFR Offer Notice; or (ii) no ROFR Acceptance Notice or ROFR Rejection Notice is given by the Vehicle within the ROFR Period (in which case a ROFR Rejection Notice shall be deemed to have been given), then the Foundation shall thereafter be free to sell the ROFR Tokens to the buyer at a purchase price not less than the ROFR Offer Price.

(g) The Foundation shall have a commercially reasonable amount of time after the date on which the token sale agreement for the ROFR Token Sale is executed to complete such sale, failing which it shall be necessary for a separate ROFR Offer Notice to be furnished to the Vehicle, and the terms and provisions of Section 2.4(b) through Section 2.4(f) and this Section 2.4(g) shall be separately complied with, in order to complete a sale of such ROFR Tokens.

(h) If Vehicle fails to list on a U.S. national stock exchange by April 30, 2026 with assets of at least $300 million in Tokens plus $100 million in cash or cash equivalents, the rights and obligations under this Section 2.4, shall automatically terminate, without prejudice to, and without limiting or waiving, any other rights, remedies, or obligations of the parties under this Agreement (other than those expressly terminated pursuant to this Section 2.4).

(i) Notwithstanding the above, the Foundation may contribute and/or sell, in a one-off transaction, Tokens in connection with the launch of: (i) Project Snowball; or (ii) in case Project Snowball does not close, another project. For the avoidance of doubt, the Foundation shall only contribute and/or sell Tokens in one single transaction.

Section 2.5 Confidentiality. The parties acknowledge and agree that the terms of this Agreement, as well as any information disclosed or provided by either party in connection with this Agreement, are subject to the terms and conditions of that certain Mutual Non-Disclosure Agreement entered into between the parties, dated September 5, 2025 (the “NDA”). All information exchanged pursuant to this Agreement shall be deemed “Confidential Information” as defined in the NDA and shall be handled in accordance with the provisions of the NDA. In the event of any conflict between the terms of this Agreement and the NDA with respect to the treatment of Confidential Information, the terms of the NDA shall govern.

Section 2.6 Vehicle Board.

(a) The Parties agree that the Foundation shall for a period of five (5) years from the BCA Closing Date (the “Initial Period”) be entitled to designate an individual to be appointed to the board of directors of Pubco at BCA Closing (the “Foundation Designee”). The Sponsor, Pubco and the Vehicle shall take all actions necessary to cause the appointment of the Foundation Designee to the board of directors of Pubco at BCA Closing.

(b) In addition, if after the expiration of the Covered Period but prior to the expiration of the Initial Period, the Foundation sells, conveys, assigns, transfers, and delivers for the benefit of the Vehicle additional Tokens to Pubco, the Vehicle or any of its affiliates on mutually agreed terms in a transaction that is comparable in Token size and discount to the Foundation Token Sale (a “Subsequent Token Sale”), the right of the Foundation to designate an individual to be appointed to the board of directors of Pubco as described above shall be extended for an additional three (3) years from the expiration of the Initial Period (the “Extended Period”). Each Subsequent Token Sale made before the expiration of the then-current Extended Period shall further extend this right for an additional three (3) years from the expiration of such Extended Period.

Section 2.7 Foundation Right of First Refusal.

(a) For a period of five (5) years commencing from the Token Closing Date, if the Vehicle receives a bona fide binding offer to sell directly any Foundation Token in one single transaction or a series of related transactions in each case with an aggregate value greater than $1,000,000 (the “Vehicle Offer”), the Vehicle shall furnish a written notice of such Vehicle Offer (a “Vehicle ROFR Offer Notice”) to the Foundation within five (5) days from receipt of the Vehicle Offer. The term “Vehicle Offer” shall not include sales resulting from forfeitures of pledges of Foundation Tokens (where otherwise permitted) and, for the avoidance of doubt, sales or subscriptions of securities in the Vehicle or Pubco.

(b) The Vehicle ROFR Offer Notice shall include: (i) the number of Foundation Tokens that are the subject of such proposed sale (the “Vehicle ROFR Tokens”); and (ii) the aggregate consideration for the Vehicle ROFR Tokens (and per-Vehicle ROFR Token consideration) as offered by the buyer (“Vehicle ROFR Offer Price”).

(c) The Foundation shall have ten (10) calendar days following receipt of the Vehicle ROFR Offer Notice (the “Vehicle ROFR Period”) to do any of the following, in its sole discretion:

(i) Accept the offer to purchase all, but not less than all, of the Vehicle ROFR Tokens on the terms set forth in the Vehicle ROFR Offer Notice by furnishing a written notice to the Vehicle (the “Vehicle ROFR Acceptance Notice”);

(ii) elect not to issue a Vehicle ROFR Acceptance Notice during such ten (10) calendar days period, in which case it shall be deemed not to have exercised its rights under this Section 2.7;

(iii) reject the offer to purchase all of the Vehicle ROFR Tokens on the terms set forth in the Vehicle ROFR Offer Notice (“Vehicle ROFR Rejection Notice”);

(d) If a Vehicle ROFR Acceptance Notice is given, within ten (10) calendar days following receipt of such Vehicle ROFR Acceptance Notice, the Vehicle and Avalanche BVI shall enter into an agreement for the sale of the Vehicle ROFR Tokens to the Foundation (the “Vehicle ROFR Token Sale”);

(e) If either: (i) a Vehicle ROFR Rejection Notice is given in respect of the Vehicle ROFR Offer Notice; or (ii) no Vehicle ROFR Acceptance Notice or Vehicle ROFR Rejection Notice is given by the Foundation within the Vehicle ROFR Period (in which case a Vehicle ROFR Rejection Notice shall be deemed to have been given), then the Vehicle shall thereafter be free to sell the Vehicle ROFR Tokens to the buyer at a purchase price not less than the Vehicle ROFR Offer Price; and

(f) The Vehicle shall have a commercially reasonable amount of time after the date on which the token sale agreement is executed in connection with the Vehicle ROFR Token Sale to complete such sale, failing which it shall be necessary for a separate Vehicle ROFR Offer Notice to be furnished to the Foundation, and the terms and provisions of Section 2.7(b) through Section 2.7(e) and this Section 2.7(f) shall be separately complied with, in order to complete a sale of such Vehicle ROFR Tokens.

Section 2.8 Tokenization. If either the Vehicle or Pubco sells, issues, creates or distributes, or causes or permits any affiliate, foundation or nominee to sell, issue, sponsor, create or distribute any cryptoassets relating to any shares or assets of either the Vehicle or Pubco or network, protocol or application developed by or on behalf of either the Vehicle or Pubco, the Vehicle and Pubco, as applicable, shall conduct such activities solely on the Avalanche blockchain.

Article III
MISCELLANEOUS

Section 3.1 Termination.

(a) This Agreement may be terminated prior to the BCA Closing:

(i) by the mutual written consent of the Parties; or

(ii)  by the Foundation, if the Transaction fails to close or the Vehicle fails to list on a U.S. national stock exchange by September 30, 2026, in each case with assets of at least $300 million in Tokens plus $100 million in cash or cash equivalents.

(b) If the Definitive Agreement in connection with the Transaction is terminated, this Agreement shall automatically terminate.

(c) If this Agreement is terminated in accordance with this Section 3.1 or if the actions contemplated under Section 1.8(a)(i) and Section 1.8(b)(i) are not completed (unless waived in whole or in part by the Foundation to the extent permitted by Applicable Law), this Agreement and the Token Sale Agreement shall become void and of no further force and effect. To the extent Tokens have been sold or contributed to the Vehicle, all the Foundation Tokens and Contributed Tokens shall be returned to Avalanche BVI and Avalanche Cayman, as applicable, or relevant Contributor, as applicable, in the same form in which they were sold or contributed and any consideration received by the Foundation or each Contributor pursuant to Section 1.4 shall be returned to the Vehicle.

Section 3.2 Further Assurances. Each Party hereto shall execute and deliver, or cause to be executed and delivered, such other instruments as may be reasonably requested by the other Parties or reasonably required to effectuate the transactions contemplated hereby and to otherwise carry out the purposes of the Foundation Tokens, Contributed Tokens and this Agreement.

Section 3.3 Costs, Expenses, Fees and Taxes. Each Party shall pay its own costs, expenses, fees and taxes relating to the evaluation, negotiation, preparation, execution and performance by such Party of this Agreement and the transactions contemplated hereby.

Section 3.4 Foundation Indemnity. SPONSOR, THE VEHICLE AND PUBCO (EACH, AN “INDEMNIFYING PARTY,” AND TOGETHER, THE “INDEMNIFYING PARTIES”) SHALL DEFEND AND HOLD HARMLESS AVALANCHE BVI, AVALANCHE CAYMAN AND THEIR AGENTS AND ADVISORS, AND THE SUCCESSORS AND ASSIGNS OF THE FOREGOING (“FOUNDATION INDEMNIFIED PARTIES”), FROM AND AGAINST, ALL OR ANY PART OF ANY CAUSES OF ACTION, CLAIMS BROUGHT BY A THIRD PARTY ARISING OUT OF OR RESULTING FROM ANY BREACH OR VIOLATION BY SUCH INDEMNIFYING PARTY OF THIS AGREEMENT (WHICH, FOR THE AVOIDANCE OF DOUBT, SHALL NOT INCLUDE ANY THIRD PARTY CLAIMS ARISING OUT OF OR RELATING TO THE TOKEN SALE AGREEMENT) (COLLECTIVELY, “FOUNDATION CLAIMS”), AND INDEMNIFY THE FOUNDATION INDEMNIFIED PARTIES FOR ANY LIABILITIES, LOSSES, COSTS, DAMAGES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) INCURRED BY THE INDEMNIFIED PARTIES. THE FOREGOING SHALL NOT APPLY TO THE EXTENT SUCH FOUNDATION CLAIMS ARISE FROM THE BAD FAITH, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF A FOUNDATION INDEMNIFIED PARTY. ALL INDEMNITY FOUNDATION CLAIMS SHALL BE PAID ON AN “AS INCURRED” BASIS.

Section 3.5 Sponsor Indemnity. THE FOUNDATION SHALL DEFEND AND HOLD HARMLESS THE SPONSOR, THE VEHICLE AND THEIR RESPECTIVE AGENTS AND ADVISORS, AND THE SUCCESSORS AND ASSIGNS OF THE FOREGOING (“SPONSOR INDEMNIFIED PARTIES”), FROM AND AGAINST, ALL OR ANY PART OF ANY CAUSES OF ACTION OR CLAIMS BROUGHT BY A THIRD PARTY ARISING OUT OF, RESULTING FROM ANY BREACH OR VIOLATION BY THE FOUNDATION OF ITS REPRESENTATIONS AND WARRANTIES UNDER THIS AGREEMENT (WHICH, FOR THE AVOIDANCE OF DOUBT, SHALL NOT INCLUDE ANY THIRD PARTY CLAIMS ARISING OUT OF OR RELATING TO THE TOKEN SALE AGREEMENT) (THE “SPONSOR CLAIMS”), AND INDEMNIFY THE SPONSOR INDEMNIFIED PARTIES FOR ANY LIABILITIES, LOSSES, COSTS, DAMAGES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES) INCURRED BY THE SPONSOR INDEMNIFIED PARTIES. THE FOREGOING SHALL NOT APPLY TO THE EXTENT SUCH SPONSOR CLAIMS ARISE FROM THE BAD FAITH, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF THE SPONSOR INDEMNIFIED PARTIES. ALL INDEMNITY SPONSOR CLAIMS SHALL BE PAID ON AN “AS INCURRED” BASIS.

Section 3.6 Limitation of Liability. NONE OF THE PARTIES OR ANY OF ITS AFFILIATES OR SERVICE PROVIDERS WILL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS, LOST REVENUES, LOST SAVINGS, LOST BUSINESS OPPORTUNITY, LOSS OF DATA OR GOODWILL, SERVICE INTERRUPTION, COMPUTER DAMAGE OR SYSTEM FAILURE OR THE COST OF SUBSTITUTE ACTIVITIES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR ANY OTHER LEGAL THEORY, AND WHETHER OR NOT THE RELEVANT PARTY OR ANY OF ITS AFFILIATES HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGE, EVEN IF A LIMITED REMEDY SET FORTH HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, SO THE ABOVE LIMITATION MAY NOT APPLY. IN NO EVENT WILL THE FOUNDATION’S TOTAL LIABILITY TO SPONSOR, PUBCO OR THE VEHICLE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EXCEED $2,500,000 (AS DENOMINATED IN USD). IN NO EVENT WILL PUBCO, THE SPONSOR AND THE VEHICLE’S TOTAL LIABILITY TO THE FOUNDATION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EXCEED $5,000,000 (AS DENOMINATED IN USD). THE EXCLUSIONS AND LIMITATIONS OF DAMAGES SET FORTH ABOVE ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.

Section 3.7 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns.

Section 3.8 Amendments, Supplements, etc. This Agreement may be amended or supplemented only with the prior written consent of each Party. No term of this Agreement, nor performance hereof or compliance herewith, may be waived except by a writing signed by the Party giving such waiver.

Section 3.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

(b) The Parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each Party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each Party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue.

Section 3.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.11 Entire Agreement. This Agreement, together with the Token Sale Agreement and any other documents, instruments and writings that are or will be delivered pursuant hereto or referenced herein, embodies the complete agreement and understanding among the Parties and supersedes and preempts any prior understandings or agreements by or among the Parties, written or oral, that may relate to the subject matter hereof.

Section 3.12 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed and delivered this Asset Purchase and Contribution Agreement as of the date first written above.

Avalanche (BVI), Inc.

By:
Name:
Title:

Avalanche Cayman

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed and delivered this Asset Purchase and Contribution Agreement as of the date first written above.

Dragonfly Digital Management, LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed and delivered this Asset Purchase and Contribution Agreement as of the date first written above.

Avalanche Treasury Company LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have executed and delivered this Asset Purchase and Contribution Agreement as of the date first written above.

Avalanche Treasury Corporation

By:
Name:
Title:

EXHIBIT A

The Consideration Shares and Consideration Warrants

THE OFFER AND SALE OF THE CONSIDERATION SHARES AND CONSIDERATION WARRANTS DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. THIS TRANSACTION IS BEING MADE ONLY WITHIN THE UNITED STATES TO “ACCREDITED INVESTORS” (AS DEFINED IN SECTION 501 OF THE SECURITIES ACT). THE CONSIDERATION SHARES AND THE CONSIDERATION WARRANTS MAY NOT BE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER APPLICABLE STATE AND FOREIGN LAWS.

Avalanche Cayman hereby agrees and represents to the Vehicle as follows:

1. Avalanche Cayman understands that the Consideration Shares and the Consideration Warrants will bear the following legend:

THE [CONSIDERATION SHARES / CONSIDERATION WARRANTS] PURCHASED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. THIS SALE IS BEING MADE ONLY TO “ACCREDITED INVESTORS” (AS DEFINED IN SECTION 501 OF THE SECURITIES ACT). THE [CONSIDERATION SHARES / CONSIDERATION WARRANTS] MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, UNLESS SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE [CONSIDERATION SHARES / CONSIDERATION WARRANTS] HAVE BEEN ACQUIRED TO HOLD FOR THE LONG TERM AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.

2. Avalanche Cayman is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (i.e., (a) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000, (b) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year, (c) a corporation, limited liability company or partnership having total assets in excess of $5,000,000 that was not formed for the purpose of purchasing the Consideration Shares and the Consideration Warrants pursuant to this Contribution Agreement, or (d) otherwise meets the requirements for an “accredited investor” under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act). Avalanche Cayman has accurately and completely completed the accredited investor verification process required by the Vehicle, if any.

3. Neither Avalanche Cayman nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Consideration Shares and Consideration Warrants. Avalanche Cayman agrees not to cause any advertising of the Consideration Shares and Consideration Warrants to be published in any publication or posted in any public space and not to issue any circular relating to the Consideration Shares and Consideration Warrants in the United States.

4. Neither (i) Avalanche Cayman, (ii) any of its directors, executive officers, other officers that may serve as director or officer of any company in which it invests, general partners or managing partners, nor (iii) any beneficial owner of the voting equity securities of the Vehicle (in accordance with Rule 262 of the Securities Act) is subject to the disqualifying events listed in Rule 506(d)(1) of Regulation D under the Securities Act (a “Company Event”), and there is no proceeding or investigation pending or, to the knowledge of Avalanche Cayman, threatened by any governmental authority, that would reasonably be expected to become the basis for a Company Event.

Exhibit B

Form of Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2025, is made and entered into by and among Avalanche Treasury Corporation, a Delaware corporation (“Pubco”), Mountain Lake Acquisition Corp., a Cayman Islands exempted company (“SPAC”), Mountain Lake Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), each of the undersigned holders listed on the signature pages hereto under the heading “Specified Holders” (such persons, the “Specified Holders”) and each of the undersigned holders listed on the signature pages hereto under the heading “Other Holders” (and together with the Specified Holders, their Permitted Transferees holding Registrable Securities, the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, each a “Holder” and collectively the “Holders”). Capitalized terms used and not otherwise defined herein shall have the same meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, SPAC, the Sponsor, BTIG, LLC (the “Subscriber”) and the then current directors and executive officers of SPAC entered into that certain Registration Rights Agreement, dated as of December 12, 2024 (the “Original Registration Rights Agreement”);

WHEREAS, on [●], 2025, (a) SPAC, (b) Pubco, (c) Avalanche SPAC Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”), (d) Avalanche Treasury Company LLC, a Delaware limited liability company (the “Company”), (e) Avalanche Company Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”) and (h) Dragonfly Digital Management LLC (the “Seller”), entered into that certain business combination agreement (as amended, modified, supplemented modified and/or restated from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters: (a) prior to consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”), SPAC shall effectuate a domestication (the “Domestication”), pursuant to which SPAC shall transfer by way of continuation to and become a Delaware corporation (the “Domesticated SPAC”), all references herein to “SPAC” following the Domestication refer to the Domesticated SPAC, (b) at least two (2) hours after the Domestication, the SPAC Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving company and a wholly-owned subsidiary of Pubco (the “SPAC Merger”), and with SPAC shareholders receiving one share of Pubco Class A Common Stock for each SPAC Class A Ordinary Share held by such shareholder and with each holder of SPAC Rights receiving one share of Pubco Class A Common Stock in exchange for each ten (10) SPAC Rights held by such holder and (c) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving company and a wholly-owned subsidiary of Pubco (the “Company Merger” and, together with the SPAC Merger, the “Mergers” and, together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”), and with Company Members (as defined in the Business Combination Agreement) receiving Pubco Class A Common Stock (and, in the case of Seller, certain other consideration) for each Company Unit (as defined in the Business Combination Agreement) held by such Company Member, and upon the consummation of the Mergers, Pubco will become a publicly traded company;

WHEREAS, on the date hereof, the Sponsor and each of the Specified Holders are entering into a Lock-Up Agreement with Pubco (each, a “Lock-Up Agreement”);

WHEREAS, on [●], Pubco, the Company, Avalanche (BVI), Inc., a British Virgin Islands business company (“Avalanche BVI”) and Avalanche Cayman, a Cayman Islands exempted company (“Avalanche Cayman,” and, together with Avalanche BVI, the “Foundation”), entered into that certain AVAX Token Sale Agreement, pursuant to which, among other things, Pubco agreed to issue certain securities to the Foundation (the “Foundation Private Placement”);

WHEREAS, pursuant to Section 5.5 of the Original Registration Rights Agreement, the provisions, covenants, and conditions set forth therein may be amended or modified upon the written consent of SPAC and the holders of at least a majority in interest of the Registrable Securities (as defined in the Original Registration Rights Agreement) at the time in question (which majority must include the Subscriber if such amendment or modification is material and adverse to the Subscriber), and the Sponsor is holder of at least a majority in interest of the Registrable Securities (as defined in the Original Registration Rights Agreement) as of the date hereof; and

WHEREAS, SPAC, the Sponsor and the Subscriber desire to amend and restate the Original Registration Rights Agreement in its entirety and enter into this Agreement, pursuant to which Pubco shall grant the Holders certain registration rights with respect to certain securities of Pubco as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of Pubco, after consultation with counsel to Pubco, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) Pubco has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Avalanche BVI” shall have the meaning given in the Preamble.

“Avalanche Cayman” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of Pubco.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Closing” shall have the meaning given in the Recitals hereto.

“Closing Date” shall mean the date of the Closing.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Recitals hereto.

“Company Merger” shall have the meaning given in the Recitals hereto.

“Company Merger Sub” shall have the meaning given to such term in the Business Combination Agreement.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Demanding Specified Holders” shall have the meaning given in subsection 2.1.1.

“Demanding Sponsor Holders” shall have the meaning given in subsection 2.1.1.

“Domesticated SPAC” shall have the meaning given in the Recitals hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Form S-1” shall have the meaning given in subsection 2.1.1.

“Form S-3” shall have the meaning given in subsection 2.3.

“Foundation” shall have the meaning given in the Preamble.

“Foundation Private Placement” shall have the meaning given in the Preamble.

“Foundation Private Placement Shares” shall mean the shares of Pubco Class A Common Stock issued to Avalanche Cayman pursuant to the Foundation Private Placement.

“Founder Shares” shall mean the shares of Pubco Class A Common Stock issued to the Sponsor in the SPAC Merger in exchange for the SPAC Class A Ordinary Shares issued to the Sponsor upon conversion of the SPAC Class B Ordinary Shares held by the Sponsor immediately prior to the SPAC Merger in accordance with SPAC’s amended and restated memorandum and articles of association.

“Holders” shall have the meaning given in the Preamble.

“Lock-Up Agreement” shall have the meaning given in the Recitals hereto.

“Lock-Up Period” shall mean with respect to the Sponsor Holders and the Specified Holders, the lock-up period specified in the Lock-Up Agreements.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Mergers” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading.

“Original Registration Rights Agreement” shall have the meaning given in the Recitals.

“Permitted Transferees” shall mean (a) prior to the expiration of the applicable Lock-Up Period, any person or entity to whom a Holder is permitted to transfer their Registrable Securities prior to the expiration of the applicable Lock-Up Period pursuant to, as applicable, the Lock-Up Agreement or any other applicable agreement between such Holder, on the one hand, and Pubco or SPAC, on the other hand, and (b) after the expiration of the applicable Lock-Up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Private Placement Shares” shall mean the Foundation Private Placement Shares, Sponsor Private Placement Shares and Subscriber Private Placement Shares.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Pubco” shall have the meaning given in the Preamble.

“Pubco Class A Common Stock” shall mean shares of Class A common stock of Pubco, par value $0.01 per share.

“Registrable Security” shall mean (a) the shares of Pubco Class A Common Stock issued in the Company Merger; (b) the Founder Shares; (c) the Private Placement Shares; (d) any outstanding shares of Pubco Class A Common Stock or any other equity security (including shares of Pubco Class A Common Stock issued or issuable upon the exercise of any other equity security) of Pubco, in the case of each of the preceding subclauses (a), (b), (c) and (d), to the extent held by a Holder as of the date of this Agreement or as of the Closing Date including any securities purchased in connection therewith; (e) any outstanding shares of Pubco Class A Common Stock (or any other equity security (including shares of Pubco Class A Common Stock issued or issuable upon the exercise of any other equity security) of Pubco acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission)) (“Rule 144”) or are otherwise held by an “affiliate” (as defined in Rule 144) of Pubco and (f) any other equity security of Pubco issued or issuable with respect to any shares of Pubco Class A Common Stock described in the preceding subclauses (a) through (e), by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, re-domestication, reorganization, or other similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates or book entry notations for such securities not bearing a legend restricting further transfer shall have been delivered or noted by Pubco and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities have been sold without registration pursuant to Rule 144; (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (vi) such securities have otherwise ceased to be held by a Holder or their Permitted Transferee.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, except for the limitations set forth in subclause (vi) below, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the shares of Pubco Class A Common Stock are then listed;

(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii) printing, messenger, telephone and delivery expenses;

(iv) reasonable fees and disbursements of counsel for Pubco;

(v) reasonable fees and disbursements of all independent registered public accountants of Pubco incurred specifically in connection with such Registration; and

(vi) reasonable fees and expenses of one (1) legal counsel representing the Holders, as selected by (x) the Significant Specified Holders holding a majority of the then-outstanding Registrable Securities included, or to be included, in such Registration, or, (y) in the absence of any such Significant Specified Holders, by the Holders holding a majority of the then-outstanding Registrable Securities included, or to be included, in such Registration.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Significant Specified Holder” shall mean any Specified Holder holding at least 10% of the then-outstanding Registrable Securities held by all Specified Holders.

“SPAC” shall have the meaning given in the Preamble.

“SPAC Class A Ordinary Shares” shall mean Class A ordinary shares of SPAC, par value $0.0001 per share.

“SPAC Class B Ordinary Shares” shall mean Class B ordinary shares of SPAC, par value $0.0001 per share.

“SPAC Merger” shall have the meaning given in the Recitals hereto.

“SPAC Merger Sub” shall have the meaning given in the Recitals hereto.

“Specified Holders” shall have the meaning given in the Preamble hereto.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Sponsor Private Placement Shares” shall mean the shares of Pubco Class A Common Stock issued to the Sponsor in the SPAC Merger in exchange for the SPAC Class A Ordinary Shares underlying the Sponsor Private Placement Units (including the SPAC Class A Ordinary Shares issuable upon conversion of the SPAC Rights) held by the Sponsor immediately prior to the SPAC Merger.

“Sponsor Private Placement Units” shall mean the shares of Pubco Class A Common Stock issuable upon the conversion, as applicable, of the 495,000 units held by Sponsor and issued by SPAC in a private placement transaction simultaneously with the IPO, each consisting of one (1) SPAC Class A Ordinary Share and one (1) SPAC Right.

“Subscriber Private Placement Shares” shall mean the shares of Pubco Class A Common Stock issued to the Subscriber in the SPAC Merger in exchange for the SPAC Class A Ordinary Shares underlying the Subscriber Private Placement Units (including the SPAC Class A Ordinary Shares issuable upon conversion of the SPAC Rights) held by the Subscriber immediately prior to the SPAC Merger.

“Subscriber Private Placement Units” shall mean the shares of Pubco Class A Common Stock issuable upon the conversion, as applicable, of the 310,000 units held by the Subscriber and issued by SPAC in a private placement transaction simultaneously with the IPO, each consisting of one (1) SPAC Class A Ordinary Share and one (1) SPAC Right.

“Sponsor Holders” shall mean the Sponsor and its Permitted Transferees who hold Registrable Securities.

“Transactions” shall have the meaning given in the Recitals hereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of Pubco are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time on or after the Closing Date, (i) the Sponsor Holders holding a majority in interest of the then-outstanding Registrable Securities held by all Sponsor Holders (the “Demanding Sponsor Holders”) or (ii) any Significant Specified Holder (a “Demanding Specified Holder” and the Demanding Sponsor Holders or Demanding Specified Holders, as applicable, being “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Pubco shall, within ten (10) calendar days of Pubco’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify Pubco, in writing, within five (5) calendar days after the receipt by the Holder of the notice from Pubco. Upon receipt by Pubco of any such written notification from a Requesting Holder(s) to Pubco, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and Pubco shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holder(s) and Requesting Holder(s) pursuant to such Demand Registration, including by (x) filing or confidentially submitting a Registration Statement relating thereto as soon as practicable, but, not more than forty five (45) calendar days immediately after Pubco’s receipt of the Demand Registration, and (y) using its reasonable best efforts to have such Registration Statement become effective as soon as practicable after Pubco’s receipt of the Demand Registration but in any event no later than within ninety (90) calendar days or, if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission, within one hundred twenty (120) calendar days; provided, further, that Pubco shall request the Registration Statement to be declared effective as soon as practicable but in any event no later than within five (5) business days after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Under no circumstances shall Pubco be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration by any Sponsor Holder or more than an aggregate of two (2) Registrations in any twelve (12)-month period pursuant to a Demand Registration by any Significant Specified Holder, in each case pursuant to and under this subsection 2.1.1 with respect to any or all Registrable Securities held by such Holders; provided, further, that a Registration shall not be counted for such purposes unless a Form S-1 or any similar long-form registration statement that may be available at such time (“Form S-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form S-1 Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) Pubco has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (a) such stop order or injunction is removed, rescinded or otherwise terminated, and (b) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify Pubco in writing, but in no event later than five (5) calendar days, of such election; and provided, further, that Pubco shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if (x) a majority-in-interest of the Demanding Holders or (y) a Significant Specified Holder so advise Pubco as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by (x) Pubco in consultation with the Demanding Holders initiating the Demand Registration, or (y) a Significant Specified Holder if such Holder has requested the Underwritten Offering and the aggregate gross proceeds from the sale of the Registrable Securities by all Holders requested to be included in such Underwritten Offering are reasonably expected by such Significant Specified Holder to be at least $25,000,000. Notwithstanding the foregoing, Pubco is not obligated to effect (i) more than an aggregate of three (3) Underwritten Offerings pursuant to this subsection 2.1.3 in any twelve (12)-month period; (ii) an Underwritten Offering pursuant to this subsection 2.1.3 within ninety (90) calendar days after the closing of an Underwritten Offering or (iii) an Underwritten Offering unless the aggregate gross proceeds from the sale of all Registrable Securities (regardless of Holder) requested to be included in such Underwritten Offering is reasonably expected by the Requesting Holder to be at least $25,000,000.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises Pubco, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Pubco Class A Common Stock or other equity securities that Pubco desires to sell and shares of Pubco Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then Pubco shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), shares of Pubco Class A Common Stock or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), shares of Pubco Class A Common Stock or other equity securities of other persons or entities that Pubco is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. Prior to (i) the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to a Demand Registration under subsection 2.1.1 (other than an Underwritten Offering pursuant to subsection 2.1.3), a majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any) and (ii) the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing an Underwritten Offering pursuant to subsection 2.1.3, a majority-in-interest of the Demanding Holders initiating an Underwritten Offering, in each case of (i) and (ii), shall have the right to withdraw from a Registration pursuant to such applicable Demand Registration for any or no reason whatsoever upon written notification to Pubco and, if applicable, the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration. Notwithstanding anything to the contrary in this Agreement, Pubco shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to any withdrawal under this subsection 2.1.5.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If, at any time on or after the Closing Date, Pubco proposes to file or confidentially submit a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of Pubco (or by Pubco and by the stockholders of Pubco including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (a) filed in connection with any employee share option or other benefit plan, (b) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (c) for an exchange offer or offering of securities solely to Pubco’s existing stockholders, (d) for an offering of debt that is convertible into equity securities of Pubco or (e) for a dividend reinvestment plan, then Pubco shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) calendar days before the anticipated filing date of such Registration Statement, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (ii) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within (a) five (5) calendar days in the case of filing a registration statement, prospectus or prospectus supplement and (b) three (3) calendar days in the case of an Underwritten Offering (unless such offering is an overnight or bought Underwritten Offering, then one (1) calendar day), in each case after receipt of such written notice (such Registration a “Piggyback Registration”). Pubco shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Pubco included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Piggyback Registration pursuant to this subsection 2.2.1. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by Pubco.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises Pubco and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Pubco Class A Common Stock that Pubco desires to sell, taken together with (i) the shares of Pubco Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Pubco Class A Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of Pubco, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for Pubco’s account, Pubco shall include in any such Registration (i) first, the shares of Pubco Class A Common Stock or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Pubco Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of Pubco, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then Pubco shall include in any such Registration (i) first, the shares of Pubco Class A Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Pubco Class A Common Stock or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the shares Pubco Class A Common Stock or other equity securities for the account of other persons or entities that Pubco is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Pubco and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the earlier of (x) the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or (y) the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing the Underwritten Offering with respect to such Piggyback Registration. Pubco (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, Pubco shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to any withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Shelf Registrations.

2.3.1 Shelf Registration Rights. Any Holder of Registrable Securities may at any time, and from time to time, request in writing that Pubco, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities not included on an Initial Shelf Registration Statement (as defined below) on a delayed or continuous basis on a shelf registration statement on Form S-1 or any similar registration statement that may be available at such time (a “Form S-1 Shelf”) or a shelf registration statement on Form S-3 or any similar short form registration statement that may be available at such time (a “Form S-3 Shelf”, and together with a Form S-1 Shelf, a “Shelf Registration Statement”), if Pubco is then eligible to use a Form S-3 Shelf; provided, however, Pubco shall be obligated to effect such request through an Underwritten Offering only pursuant to subsection 2.3.2. In addition, as soon as practicable but in no event later than thirty (30) calendar days following the Closing Date, Pubco will file a Form S-1 Shelf registering the resale of all Registrable Securities requested to be included therein (the “Initial Shelf Registration Statement”). Within five (5) calendar days of Pubco’s receipt of a written request from a Holder or Holders of Registrable Securities for such a Registration, Pubco shall promptly give written notice of the proposed Registration to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration shall so notify Pubco, in writing, within ten (10) calendar days after the receipt by the Holder of the notice from Pubco. In the case of (A) the Initial Shelf Registration Statement, Pubco shall (x) file a Form S-1 Shelf to effect the registration of all Registrable Securities as soon as practicable, but not more than thirty (30) calendar days following the Closing Date, and (y) shall use its commercially reasonable efforts to have the Initial Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) the tenth (10th) business day after the date Pubco is notified (orally or in writing, whichever is earlier) by the Commission that the Initial Registration Statement will not be “reviewed” or will not be subject to further review and (ii) the ninetieth (90th) calendar day following the initial filing date of the Initial Shelf Registration Statement if the Commission notifies Pubco that it will review the Initial Registration Statement (the “Initial Shelf Effectiveness Deadline”); provided, that (I) if the Initial Shelf Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Initial Shelf Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business and (II) if the Commission is closed for operations due to a government shutdown, the Initial Shelf Effectiveness Deadline shall be extended by the same number of calendar days as the number of calendar days during which the Commission remains closed; (B) a Form S-3 Shelf, as soon as practicable thereafter, but not more than thirty (30) calendar days after Pubco’s initial receipt of such written request for a Registration on Form S-3, Pubco shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that Pubco shall not be obligated to effect any such Registration if (x) a Form S-3 is not available for such offering; or (y) the Holders of Registrable Securities, together with the Holders of any other equity securities of Pubco entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public expected by such Holders to be less than $10,000,000; and (C) a Form S-1 Shelf, Pubco shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by such Holders, including by (x) filing or confidentially submitting a Form S-1 Shelf relating thereto as soon as practicable, but not more than forty five (45) calendar days immediately after Pubco’s receipt of such written request for a Registration on a Form S-1 Shelf, and (y) shall use its reasonable best efforts to have such Form S-1 Shelf become effective as soon as practicable after Pubco’s receipt of such notice but in any event no later than within ninety (90) calendar days or, if the Form S-1 Shelf is reviewed by, and comments thereto are provided from, the Commission, within one hundred twenty (120) calendar days; provided, further that Pubco shall request the Form S-1 Shelf declared effective as soon as practicable but in any event no later than within five (5) business days after the date Pubco is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Form S-1 Shelf will not be “reviewed” or will not be subject to further review; provided, however, that Pubco shall not be obligated to effect any such Registration if the Holders of Registrable Securities, together with the Holders of any other equity securities of Pubco entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public expected by such Holders to be less than $10,000,000. For the avoidance of doubt, any Registration pursuant to this Section 2.3.1 shall not count as a Demand Registration for purposes of Section 2.1.1.

2.3.2 Underwritten Shelf Offerings. At any time that a Shelf Registration Statement is effective, if any Significant Specified Holder delivers a notice to Pubco stating that it intends to sell all or part of such Holder’s Registrable Securities included on the Shelf Registration Statement in an Underwritten Offering, then Pubco shall promptly amend or supplement the Shelf Registration Statement, as may be necessary in order to enable such Registrable Securities to be distributed pursuant to an Underwritten Offering; provided, that subsections 2.1.3 and 2.1.4 shall apply mutatis mutandis.

2.4 Restrictions on Registration Rights. If the Holders have requested an Underwritten Registration and (a) Pubco and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer, (b) the filing, initial effectiveness, or continued use of a Registration Statement in respect of such Underwritten Offering at any time would require the inclusion in such Registration Statement of financial statements that are unavailable to Pubco for reasons beyond Pubco’s control, or (c) in the good faith judgment of the Board such Registration would be detrimental to Pubco and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case Pubco shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be detrimental to Pubco for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, Pubco shall have the right to defer such filing for a period of not more than thirty (30) calendar days; provided, however, that Pubco shall not defer its obligation in this manner more than once in any 12-month period.

ARTICLE III

PUBCO PROCEDURES

3.1 General Procedures. If at any time on or after the Closing Date, Pubco is required to effect the Registration of Registrable Securities, Pubco shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto Pubco shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission, within the time frame required by Section 2.1.1, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (such period, the “Effectiveness Period”);

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities thereby for its Effectiveness Period;

3.1.3 prior to filing or confidentially submitting a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that, Pubco will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Pubco and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by Pubco are then listed;

3.1.6 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) calendar days prior to the filing or confidentially submitting of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Significant Specified Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause Pubco’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to Pubco, prior to the release or disclosure of any such information; and provided further, Pubco may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document;

3.1.11 obtain a “cold comfort” letter from Pubco’s independent registered public accountants in the event of an Underwritten Registration which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to each participating Significant Specified Holder;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing Pubco for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to each participating Significant Specified Holder;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of Pubco’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of Pubco to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by Pubco. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of Pubco pursuant to a Registration initiated by Pubco hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements in form, scope and substance customary for such offerings and approved by Pubco and such person and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Pubco that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Pubco hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by Pubco that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require Pubco to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to Pubco for reasons beyond Pubco’s control, Pubco may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) calendar days, determined in good faith by Pubco to be necessary for such purpose. In the event Pubco exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. Pubco shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. If so directed by Pubco, the Holders will deliver to Pubco or, in Holders’ sole discretion destroy, all copies of each Prospectus for which the Holders have suspended use pursuant to this Section 3.4 covering Registrable Securities in Holders’ possession; provided, however, that this obligation to deliver or destroy shall not apply (A) to the extent the Holders are required to retain a copy of such Prospectus (x) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary set forth herein, Pubco shall not provide any Holder with any material, nonpublic information regarding Pubco other than to the extent that providing notice under this Section 3.4 to such Holder constitutes material, nonpublic information regarding Pubco.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, Pubco, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Pubco after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. Pubco further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the shares of Pubco Class A Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, Pubco shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 Pubco agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its affiliates, officers and directors and each person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and expenses (including reasonable outside attorneys’ fees) resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained in any information furnished in writing to Pubco by such Holder Indemnified Person expressly for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to Pubco in writing such information and affidavits as Pubco reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify Pubco, its directors and officers and agents and each person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable outside attorneys’ fees) resulting from any Misstatement or alleged Misstatement, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party if the indemnifying party provides notice of such to the indemnified party within 30 calendar days of the indemnifying party’s receipt of notice of such claim. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying party shall, without the consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 4 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

4.1.5 If the indemnification provided under Section 4.1 hereof is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to Pubco, to: 413 W 14th Street, Floor 2, PMB 4633, New York, NY 10014 for the attention of Gerald Bartholomew Smith, and, if to any Holder, at such Holder’s address or contact information as set forth in Pubco’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) calendar days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of Pubco hereunder may not be assigned or delegated by Pubco in whole or in part.

5.2.2 Prior to the expiration of the applicable Lock-Up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement, including Section 4.1 and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless and until Pubco shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile, PDF or other electronic counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (A) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (B) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5 Trial by Jury. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Amendments and Modifications. Upon the written consent of Pubco, the Sponsor and Holders of at least a majority in interest of the Registrable Securities held by all Specified Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects either the Sponsor Holders as a group or the Specified Holders as a group (regardless, in each case, whether the Sponsor Holders or Specified Holders, respectively, are adversely affected (as a group) to the same extent) shall require the consent of at least (x) a majority-in-interest of the Registrable Securities held by such Sponsor Holders or (y) each Specified Holder, as applicable, at the time in question so affected; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or group of affiliated Holders, solely in its capacity as a holder of the shares of capital stock of Pubco, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder or group of affiliated Holders so affected. No course of dealing between any Holder or Pubco and any other party hereto or any failure or delay on the part of a Holder or Pubco in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Pubco. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. Except as set forth on Schedule 5.7 hereto, Pubco represents and warrants that, no person, other than a Holder of Registrable Securities, has any right to require Pubco to register any securities of Pubco for sale or to include such securities of Pubco in any Registration filed by Pubco for the sale of securities for its own account or for the account of any other person. Further, Pubco represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written, including, without limitation, the Original Registration Rights Agreement.

5.9 Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) the date as of which (i) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (ii) with respect to any Holder, such Holder ceasing to hold Registrable Securities.

5.10 Termination of Business Combination Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder and the provisions of the Original Registration Rights Agreement shall be automatically reinstated and in effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Registration Rights Agreement to be executed as of the date first written above.

AVALANCHE TREASURY CORPORATION

By:
Name:
Title

MOUNTAIN LAKE ACQUISITION CORP.

By:
Name:
Title

MOUNTAIN LAKE ACQUISITION SPONSOR LLC

By:
Name:
Title

BTIG, LLC

By:
Name:
Title

SPECIFIED HOLDERS:

[•]

By:
Name:
Title

[•]

By:
Name:
Title

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Registration Rights Agreement to be executed as of the date first written above.

OTHER HOLDERS:

[•]

By:
Name:
Title

Annex A

Contribution Process